Exhibit 3.1

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us.	Colorado Secretary of State Date and Time: 03/06/2014 11:03 AM ID Number: 20141154870 Document number: 20141154870 Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

EasyLife, Corp.

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation’s initial principal office is

Street address	570 Taxter Road
(Street number and name)

Elmsford	NY	10523
(City)	(State)	(ZIP/Postal Code)

United States
(Province – if applicable)	(Country)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

(City)	(State)	(ZIP/Postal Code)

.
(Province – if applicable)	(Country)

3. The registered agent name and registered agent address of the corporation’s initial registered agent are

Name
(if an individual)
	(Last)	(First)	(Middle)	(Suffix)
or

(if an entity)	Vcorp Services, LLC

(Caution: Do not provide both an individual and an entity name.)

Street address	36 South 18th Avenue, Suite D
(Street number and name)

Brighton	CO	80601
(City)	(State)	(ZIP/Postal Code)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

CO
(City)	(State)	(ZIP/Postal Code)

ARTINC_PC	Page 1 of 5	Rev. 8/5/2013

(The following statement is adopted by marking the box.)

☑	The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name
(if an individual)	Stern	Effie
	(Last)	(First)	(Middle)	(Suffix)

or

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Mailing address	c/o Vcorp Services LLC
(Street number and name or Post Office Box information)

25 Robert Pitt Drive Suite 204

Monsey	NY	10952
(City)	(State)	(ZIP/Postal Code)

	United States	.
(Province – if applicable)	(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

¡	The corporation is authorized to issue common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

¤	Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	This document contains additional information as provided by law.

7.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are		.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

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8. The true name and mailing address of the individual causing the document to be delivered for filing are

Stern	Effie
(Last)	(First)	(Middle)	(Suffix)

c/o Vcorp Services, LLC
(Street number and name or Post Office Box information)

25 Robert Pitt Drive Suite 204

Monsey	NY	10952
(City)	(State)	(ZIP/Postal Code)

	United States	.
(Province – if applicable)	(Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐	This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

5. Authorized Capital: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share.

ARTINC_PC	Page 3 of 5	Rev. 8/5/2013

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us.	Colorado Secretary of State Date and Time: 06/25/2014 01:31 PM ID Number: 20141154870 Document number: 20141388942 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to § 7-90-301, et seq. and § 7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:	20141154870

1.	Entity name:	EasyLife, Corp.
(If changing the name of the corporation, indicate name before the name change)

2.	New Entity name:
	(if applicable)	GrowGeneration Corp.

3.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.	If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

or

If the corporation’s period of duration as amended is perpetual, mark this box: ☐

7.	(Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

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8.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	Lampert	Darren
		(Last)	(First)	(Middle)	(Suffix)

113 W 4th St
(Street name and number or Post Office information)

Pueblo	CO	81003
(City)	(State)	(Postal/Zip Code)

United States
(Province – if applicable)	(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐  and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

AMD_PC	Page 5 of 5	Rev. 12/01/2012